ANNUAL CERTIFICATEHOLDERS' STATEMENT
                  ---------------------------------------------

                             PROVIDIAN MASTER TRUST
                                  SERIES 1996-1
                  ---------------------------------------------


     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1996-1 Supplement dated as of June 1, 1996 (as amended and supplemented, the "Series Supplement"), among Providian National Bank ("PNB"), formerly known as First Deposit National Bank, Seller and Servicer, and Bankers Trust Company, Trustee, PNB as Servicer is required to prepare certain information each year regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the Providian Master Trust (the "Trust") during the previous year. The information which is required to be prepared for the Series 1996-1 Certificates with respect to the year ended December 31, 1999, and with respect to the performance of the Trust during 1999 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the 1999 Distribution for the Series 1996-1 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

     (1)  The total amount distributed to Senior  Certificateholders  per $1,000 original certificate principal amount.......................$54.030322

     (2) The amount set forth in A(1) above distributed to Senior Certificateholders with respect to interest per $1,000 original certificate principal amount................................$54.030322

     (3)  The   amount   set  forth  in  A(1)   above   distributed   to  Senior
          Certificateholders  with  respect to  principal  per  $1,000  original certificate principal amount.................................$0.000000

B)   Information Regarding the Performance of the Trust

     (1)  Allocation   of   Receivables   Collections   to  the  Series   1996-1
          Certificates

          (a)  The  aggregate  amount of Finance  Charge  Receivables  collected during 1999.....................................$1,537,078,993.36

          (b)  The aggregate  amount of  Interchange  collected and allocated to the Trust during 1999..............................$43,857,558.00

          (c)  The aggregate  amount of Principal  Receivables  collected during
               1999............................................$6,114,626,315.67

          (d)  The weighted average Floating Allocation  Percentage with respect to the Series 1996-1 Certificates for 1999.............13.562067%

          (e)  The weighted average Principal Allocation Percentage with respect to the Series 1996-1 Certificates for 1999.............13.521665%

          (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1996-1 Certificates for
               1999..............................................$214,407,672.08

          (g)  The Principal  Receivables  collected and allocated to the Series
               1996-1 Certificates for 1999......................$826,799,290.68

     (2)  Available  Finance  Charge   Collections  and  Reallocated   Principal
          Collections for Series 1996-1 for 1999

          (a)  The Finance  Charge  Receivables  and  Interchange  collected and allocated to the Series 1996-1 Certificates.......$217,407,672.08

          (b)  Collection   Account  and  Special  Funding  Account   investment
               earnings       allocated      to      the      Series      1996-1
               Certificates..........................................$337,042.72

          (c)  Principal Funding Account Investment Proceeds...............$0.00

          (d)  Prefunding Account Investment Proceeds......................$0.00

          (e)  Reserve Account withdrawals, if applicable..................$0.00

          (f)  Additional  Finance  Charges from other  Series  allocated to the
               Series 1996-1 Certificates..................................$0.00

          (g)  Payments,  if  any,  on  deposit  as of  the  Determination  Date received from any Interest Rate Protection Agreements.......$0.00

          (h)  Reallocated Principal Collections...........................$0.00

          (i) Total Available Finance Charge Collections and Reallocated Principal Collections for Series 1996-1 (total of (a), (b), (c),
               (d), (e), (f), (g) and (h) above).................$214,744,714.80

     (3)  Available Principal Collections for Series 1996-1 for 1999

          (a)  The Principal  Receivables  collected and allocated to the Series
               1996-1 Certificates...............................$826,799,290.68

          (b)  Shared  Principal  Collections from other Series allocated to the
               Series 1996-1 Certificates..................................$0.00

          (c)  Additional   amounts  to  be  treated  as   Available   Principal
               Collections pursuant to the Series Supplement......$69,110,231.01

          (d)  Reallocated Principal Collections...........................$0.00

          (e)  Available Principal  Collections for Series 1996-1 (total of (a),
               (b) and (c) minus (d) above)......................$895,909,521.69

     (4)  Delinquent Balances in the Trust

          The  aggregate   outstanding   balance  of  the  Accounts  which  were
          delinquent as of the close of business on the last day of 1999.

          (a)  31-60 days                                           $107,180,627
          (b)  61-90 days                                             65,585,821
          (c)  91 or more days                                       116,979,923
                                                                    ------------
          (d)  Total Delinquencies                                  $289,746,371

     (5)  Defaulted Amount

          (a)  The aggregate amount of Defaulted Receivables with respect to the
               Trust for 1999....................................$573,171,598.29

          (b)  The  aggregate  amount of  Recoveries  of  Defaulted  Receivables processed during 1999..............................$65,576,816.83

          (c)  The  Defaulted  Amount  for  1999  [Defaulted  Receivables  minus
               Recoveries].......................................$507,594,781.46

          (d)  The  Defaulted  Amount for 1999  allocable  to the Series  1996-1
               Certificates       (the      "Series       1996-1       Defaulted
               Amount")...........................................$69,110,231.01

          (e)  The Senior Defaulted Amount for 1999...............$54,597,082.50

     (6)  Senior Charge-Offs

          (a) The excess, if any, of the Senior Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Senior Defaulted Amount, (ii) Reallocated Principal Collections and (iii) the amount by which the Collateral Invested Amount has been reduced in respect of such Senior Defaulted Amount (a
               "Senior Charge-Off") for 1999...............................$0.00

          (b) The amount of the Senior Charge-Off set forth in item 6(a) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each Senior
               Certificateholder's investment) for 1999................$0.000000

          (c)  The total amount reimbursed in respect of Senior  Charge-Offs for
               1999........................................................$0.00

          (d) The amount set forth in item 6(c) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Senior
               Certificateholder's investment) for 1999................$0.000000

          (e) The amount, if any, by which the outstanding principal balance of the Senior Certificates exceeds the Senior Invested Amount and the Senior Initial Percentage of the Prefunding Account Balance, if any, as of the last Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on such
               Distribution Date...........................................$0.00

     (7) Reductions in the Collateral Interest

          (a) The excess, if any, of the Collateral Defaulted Amount over Available Finance Charge Collections applied to such Collateral
               Defaulted Amount on the last Distribution of 1999...........$0.00

          (b) The amount by which the Collateral Invested Amount has been reduced on the last Distribution Date of 1999 in respect of
               Reallocated Principal Collections...........................$0.00

          (c) The amount by which the Collateral Invested Amount has been reduced on the last Distribution Date of 1999 in respect of the unpaid Required Amount......................................$0.00

          (d) The total amount by which the Collateral Invested Amount has been reduced on the last Distribution Date of 1999 as set forth in items 7(a), (b) and (c).....................................$0.00

          (e) The total amount reimbursed on the last Distribution Date of 1999 in respect of reductions in the Collateral Invested Amount on prior Distribution Dates....................................$0.00

          (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance, if any, as of the last Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on the last
               Distribution Date of 1999...................................$0.00

     (8)  Investor Monthly Servicing Fee

          The  amount of the Series  1996-1  Monthly  Servicing  Fee paid to the
          Servicer during 1999....................................$16,625,000.00

     (9)  Prefunding Account

          (a)  The Prefunding  Account Balance on the last  Distribution Date of
               1999........................................................$0.00

          (b)  The Senior  Percentage of the Prefunding  Account  Balance on the
               last Distribution Date of 1999..............................$0.00

          (c)  The Collateral  Percentage of the Prefunding  Account  Balance on
               the last Distribution Date of 1999..........................$0.00

     (10) Senior Monthly Interest

          (a)  Senior Monthly Interest paid during 1999...........$41,563,670.03

     (11) Principal Funding Account Amount

          (a) The amount on deposit in the Principal Funding Account on the last Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on such Distribution
               Date........................................................$0.00

          (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in September 2002 (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     (12) Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the last Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on such Distribution Date..........................$0.00

     (13) Reserve Account (if applicable)

          (a) The amount on deposit in the Reserve Account, if funded, on the last Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date.................................N/A

          (b)  The Required  Reserve  Account  Amount,  if any,  selected by the
               Servicer......................................................N/A

C)   Senior Invested Amount

     (1) The Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance on the date of issuance (the "Senior Initial
          Amount")...............................................$750,500,000.00

     (2) The Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance, if any, on the last Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on such
          Distribution Date......................................$750,500,000.00

     (3) The Pool Factor on the last Distribution Date of 1999 (which represents the ratio of the Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance, if any, as of such Distribution Date, after giving effect to any adjustment in the Senior Invested Amount on such Distribution Date, to the Senior Initial Amount). The amount of a Senior Certificateholder's pro rate share of the Senior Invested Amount and the Prefunding Account Balance, if any, can be determined by multiplying the original denomination of the
          Senior Certificateholder's Certificate by the Pool Factor.....1.000000

D)   Collateral Invested Amount

     (1)  The Collateral  Invested  Amount and the Collateral  Percentage of the
          Prefunding Account Balance on the date of issuance.....$199,500,000.00

     (2) The Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance, if any, on the last Distribution Date of 1999, after giving effect to all deposits, withdrawals and distributions on such Distribution Date................$199,500,000.00

     (3) The Collateral Invested Amount as a percentage of the sum of the Collateral Invested Amount and the Senior Invested Amount on such
          Distribution Date...............................................21.00%

E)   Receivables Balances

     (1)  The  aggregate  amount of  Principal  Receivables  in the Trust at the close of business on the last day of 1999...............$7,890,273,538

     (2)  The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of 1999.................$177,856,724

F)   Annualized Percentages

     (1)  The  average  Gross  Yield for 1999 (sum of the  monthly  Gross  Yield divided by 12)..................................................22.60%

     (2)  The  average  Net Loss Rates  for1999  (sum of monthly  Net Loss Rates divided by 12) ..................................................7.28%

     (3)  The average  Portfolio  Yield for 1999 (the average  Gross Yield minus the average Net Loss Rate for 1999).............................15.32%

     (4)  The average Base Rate for 1999 (sum of monthly  Base Rates  divided by
          12)..............................................................7.64%

     (5)  The average Net Spread for 1999 (the average Portfolio Yield minus the average Base Rate for 1999)......................................7.68%

     (6)  The average  Monthly Payment Rate for 1999 (sum of the monthly Payment
          Rates divided by 12).............................................8.92%

G)   Series 1995-1 Information for the Last Three Distribution Dates in 1999

     1) Gross Yield

        a) 12/15/99                        21.45%
        b) 11/15/99                        21.56%
        c) 10/15/99                        21.38%

     2) Net Loss Rate

        a) 12/15/99                         6.18%
        b) 11/15/99                         6.40%
        c) 10/15/99                         6.88%

     3) Net Spread (Portfolio Yield Minus Base Rate)

        a) 12/15/99                         7.57%
        b) 11/15/99                         7.29%
        c) 10/15/99                         6.85%

        Three Month Average                 7.24%

     4) Monthly Payment Rate

        a) 12/15/99                         9.27%
        b) 11/15/99                         8.52%
        c) 10/15/99                         8.73%



                                         PROVIDIAN NATIONAL BANK,
                                         Servicer


                                          By:   /s/ Daniel Sanford
                                               -------------------------------
                                          Name:  Daniel Sanford
                                          Title: Vice President and Controller